  As filed with the Securities and Exchange Commission on October __, 1995
                                                     Registration No. 33-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                             MICROSEMI CORPORATION
               (Exact name of issuer as specified in its charter)

          Delaware                                     95-2110371
(State of incorporation)                  (I.R.S. Employer Identification No.)

            2830 South Fairview Street, Santa Ana, California  92704
                    (Address of principal executive offices)

                     -------------------------------------

                     1987 MICROSEMI CORPORATION STOCK PLAN

                     -------------------------------------
                              (Full title of plan)

                     -------------------------------------

                               David R. Sonksen,
   Vice President--Finance, Chief Financial Officer, Secretary and Treasurer
                             Microsemi Corporation
            2830 South Fairview Street, Santa Ana, California  92704
                    (Name and address of agent for service)

                                 (714) 979-8220
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Nick E. Yocca, Esq.
                            Nicholas J. Yocca, Esq.
         Stradling, Yocca, Carlson & Rauth, a Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660



                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
                                           Proposed           Proposed
                                           Maximum            Maximum
 Title of Securities    Amount To Be       Offering          Aggregate          Amount of
  To Be Registered     Registered(1)   Price Per Share   Offering Price(2)   Registration Fee
----------------------------------------------------------------------------------------------
Common Stock,
 $.20 par value        252,060 shares      $8.6875          $2,189,771.40       $755.10
----------------------------------------------------------------------------------------------

(1) Includes such indeterminate number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1987 Microsemi Corporation Stock Plan, as amended (the "Plan").

(2) The aggregate offering price for 252,060 additional shares of Common Stock registered hereby, which are to be offered to the Registrant's employees, directors, advisors or consultants pursuant to the Plan, is estimated solely for the purpose of calculating the registration fee, in accordance with General Instruction E. to Form S-8 Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low prices of the Common Stock of the Registrant reported on the NASDAQ National Market System on October 11, 1995.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     On February 25, 1994, the stockholders of Microsemi Corporation, a Delaware corporation (the "Registrant"), approved certain amendments of the Registrant's 1987 MICROSEMI CORPORATION STOCK PLAN (as amended, herein the "Plan").

     The contents of the registration statement of the Registrant on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on August 25, 1987, Registration No. 33-16711, as then existing (the "Original Form S-8"), relating to 750,000 shares of Common Stock, par value $.20 par value per share (the "Common Stock"), registered to be offered pursuant to the Plan are hereby incorporated herein by reference.

     The registrant hereby incorporates the following in this Registration Statement (herein called the "Registration Statement") by this reference:

          The portion entitled "AMENDMENTS OF THE 1987 PLAN (Proposal 2)" on pages 14 through 21 of the Notice of Annual Meeting on February 25, 1994 and Proxy Statement for the annual meeting of stockholders of the Registrant held February 25, 1994 (the "1994 Proxy Statement") as filed on or about December 29, 1993 pursuant to Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act") with the Commission and first mailed or given to holders of the Common Stock on January 23, 1994. The paragraph numbered "2." relating to Proposal 2, on the page entitled "NOTICE OF ANNUAL MEETING OF STOCKHOLDERS" preceding page 1, entitled "PROXY STATEMENT," of the 1994 Proxy Statement is also incorporated herein by reference.

          The Compensation Committee Report and the Performance Graph were not filed as proxy solicitation material with the Commission. None of such information shall be construed to be incorporated herein. Regardless of any absence of this statement in other filings of the Registrant with the Commission, in no event are the Compensation Committee Report, the Performance Graph, and the Annual Report to Stockholders, to be construed as incorporated in any such filing unless expressly incorporated therein by reference.

Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration Statement:


          Number             Description
          ------             -----------
           5.1      Opinion of Stradling, Yocca, Carlson & Rauth, a Professional
                     Corporation, Counsel to the Registrant
          23.1      Consent of Stradling, Yocca, Carlson & Rauth, a Professional
                     Corporation (included in the Opinion filed as Exhibit 5)
          23.2      Consent of Price Waterhouse LLP, Independent Accountants
          24.1      Power of Attorney

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 19.  Indemnification of Directors and Officers.

          (a) Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 145 of the Delaware General Corporation Law permits indemnification by a corporation of its officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with actions or proceedings against them if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. Section 145 provides that no indemnification may be made, however, without court approval, in respect of any claim as to which the officer or director is adjudged to be liable to the corporation. Such indemnification provisions of Delaware law are expressly not exclusive of any other rights which the officers or directors may have under the corporation's by-laws or agreements, pursuant to the vote of stockholders or disinterested directors or otherwise.

          (b) The Restated Certificate of Incorporation of the registrant provides that the registrant will, to the maximum extent permitted by law, indemnify each of its officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a director or officer of the registrant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California on the 6th day of October, 1995.

                         MICROSEMI CORPORATION


                         By:  /s/DAVID R. SONKSEN
                              -------------------------------------------
                              David R. Sonksen
                              Vice President--Finance,
                              Chief Financial Officer, Secretary and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature               Title                          Date
        ---------               -----                          ----

/s/PHILIP FREY, JR.*         Chairman of the Board,        October 6, 1995
-------------------------    Chief Executive Officer
Philip Frey, Jr.             and President


/s/DAVID R. SONKSEN          Vice President--Finance,      October 6, 1995
-------------------------    Chief Financial Officer,
David R. Sonksen             (Chief Accounting Officer)
                             Treasurer and Secretary


/s/JIRI SANDERA*             Vice President, Engineering   October 6, 1995
-------------------------    and Director
Jiri Sandera, Ph.D.


/s/BRAD DAVIDSON*            Director                      October 6, 1995
-------------------------
Brad Davidson


/s/ROBERT B. PHINIZY*        Director                      October 6, 1995
-------------------------
Robert B. Phinizy


/s/JOSEPH M. SCHEER*         Director                      October 6, 1995
-------------------------
Joseph M. Scheer


/s/MARTIN H. JURICK*         Director                      October 6, 1995
-------------------------
Martin H. Jurick

*By David R. Sonksen, as attorney in fact

                                 EXHIBIT INDEX


 Exhibit
 Number                            Description
 -------                           -----------

 5.1        Opinion of Stradling, Yocca, Carlson & Rauth, a Professional
            Corporation, Counsel to the Registrant

23.1        Consent of Stradling, Yocca, Carlson & Rauth, a Professional
            Corporation (included in the Opinion filed as Exhibit 5)

23.2        Consent of Price Waterhouse LLP, Independent Accountants, re:
            Financial Statements of Microsemi Corporation

24.1        Power of Attorney